EXHIBIT 8



                             SECURED PROMISSORY NOTE

     THE SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN REGISTERED UNDER THE

     SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE

     AND MAY NOT BE SOLD,  TRANSFERRED  OR  OTHERWISE  DISPOSED  OF  EXCEPT

     PURSUANT TO AN  EFFECTIVE  REGISTRATION  STATEMENT  UNDER SUCH ACT AND

     APPLICABLE   STATE  SECURITIES  LAWS  OR  PURSUANT  TO  AN  APPLICABLE

     EXEMPTION  FROM  THE  REGISTRATION  REQUIREMENTS  OF SUCH ACT AND SUCH

     LAWS.


$460,000.00                                                        June 16, 2003

                                                                    New York, NY

     FOR VALUE RECEIVED,  the receipt of which is hereby  acknowledged,  BIOVEST

INTERNATIONAL,  INC., a Delaware corporation having its corporate office at 8500

Evergreen Blvd., Minneapolis MN 55433 (the "Company"), hereby promises to pay to the order of Peter J. Pappas, Sr. having an address at c/o PJ Mechanical, 135 W.

18th Street,  Second  Floor,  New York,  N.Y.  10011  ("Holder"),  or such other address as Holder may notify the Company,  the principal sum of $460,000.00 (the

"Principal"), together with interest thereon, as follows:



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1.   Predecessor  Notes.  Reference is made to those  certain  Promissory  Notes dated January 13, 2003 and February 26, 2003 issued by the Company in favor of Holder in principal  amount  equal to the  Principal  (the  "Predecessor

     Notes").  Holder agrees that by Holder's  acceptance  of this Note,  Holder hereby  confirms  its  agreement  to  modification  and  extension  of  the

     Predecessor  Notes to the terms of this Note and  agrees  that the  Company shall  have  no  further  obligations  under  and/or  with  respect  to the

     Predecessor   Notes  which   Holder  has   delivered  to  the  Company  for

     modification  concurrently  with the issuance of this Note, except that any

     Warrants  issued in  conjunction  with the  Predecessor  Notes shall remain outstanding.  In  connection  with this Note,  200,000  Warrants  currently priced at $0.50 per share shall be repriced to $0.25 per share.


2.   Accrual of Interest.  Interest shall accrue on the  outstanding  balance of

     Principal from the date of the  Predecessor  Notes and from time to time at the rate of seven percent (7%) per annum.  No payment of interest  shall be due until maturity.

3.   Maturity. The Principal amount due under this Note shall become immediately due and  payable to Holder  automatically  and  without  further  action or notice on the part of Holder,  on the date that is the third  (3rd)  annual anniversary of the date of the Closing of the Investment  Agreement between

     Accentia and BioVest (the "Maturity Date").

4.   Prepayment. All payments due under this Note shall be made by check payable to HOLDER.  The  Company,  at its option,  may prepay this Note at any time upon  thirty

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

     (30) days notice in whole or in part without premium or penalty, subject to

     HOLDER's  right to convert the sums due hereunder to equity as set forth in paragraph (6) herein.

5.   Collateral.  (a) In order to secure (i) the due and punctual payment of all monetary obligations  hereunder of the Company to Holder and any reasonable costs and  expenses  (including,  but not  limited  to,  all legal fees and expenses) of collection or enforcement of any such obligations and (ii) the due and punctual  payment of any costs and expenses  incurred in connection with the  realization  of the security of which this Note  provides and any reasonable  costs and  expenses  (including,  but not limited to, all legal fees and expenses)  incurred in connection  with any  proceedings  to which this Note may give rise (collectively referred to herein as "Liabilities"),

     the Company hereby transfers,  assigns, grants, bestows, sells, conveys and pledges to Holder a first priority  security interest in the Collateral (as hereinafter  defined),  which security  interest shall remain in full force and  effect  until all of the  Liabilities  shall have been paid in full to

     Holder.

     (b) For purposes of this Note, "Collateral" shall mean all of the Company's right,  title and interest in and to all of its tangible  personal property and intangible property (including,  without limitation, the Company's cash on hand,  contract rights,  securities,  accounts  receivables,  equipment,

     inventory, trademarks, copyrights and other intellectual property, wherever

     located;   BUT  EXCLUDING:   (i)  the  Company's  rights  in  that  certain

     Cooperative  Research and Development  Agreement for  Non-Hodgkin  Lymphoma

     Therapeutic  Cancer  Vaccine  between the Company and the  National  Cancer

     Institute (as hereafter amended and  supplemented),  (ii) and the Company's rights arising from and relating to Non-Hodgkin Lymphoma Therapeutic Cancer

     Vaccine,  and  (iii)  the

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

     Company's grant receivable from the National  Institutes of Health; in each case, (x) whether tangible or intangible; (y) all and any proceeds from any sale, lease, license or other disposition thereof, and (z) all proceeds and products thereof).


     (c) The Company hereby grants Holder a limited power of attorney to prepare and file  appropriate  UCC-1  financing  statements  (as secured  party) in appropriate jurisdictions to evidence and publish the liens created by this

     Note.

(d)  Except as contemplated by this Note and except as specifically set forth in the immediately  following proviso, the Company shall not encumber or grant a security  interest in any of the  Collateral  without  the prior  written consent  of  Holder  and,  other  than the grant of the  security  interest contemplated  hereby,  the Collateral  pledged by the Company hereunder is,

     and will be,  owned by Maker free and clear of all liens and  encumbrances;

     provided  that, by Holder's  acceptance of this Note,  Holder hereby agrees that the  indebtedness  evidenced by this Note (and the  security  interest granted and lien created  hereby) shall be subordinated in right of payment to all existing  secured  debts of the Company  outstanding  on the date of issuance  of this Note,  plus  payment in full in cash of up to  $5,000,000 aggregate  principal  amount of  indebtedness  to third parties (other than

     Accentia,  Inc. and/or its affiliates) and accrued  interest thereon as may be  outstanding  from time to time after the date hereof  ("Senior  Debt").

     Such terms of subordination shall be the terms reasonably  requested by the lender(s) of such Senior Debt and, in  connection  therewith,  Holder shall execute and  deliver  such  subordination


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

     agreement and/or intercreditor agreement as may be requested by such lender of Senior Debt.

6.   Option to Convert To Equity. (a) At any time prior to the Maturity Date, or prior to payment of the  outstanding  sums due under this Note,  HOLDER may elect to convert the outstanding  balance due, including accrued and unpaid interest, into either:

     (i)  Common Stock of the Company,  which is restricted as to transfer under state and federal  securities  laws, at the rate of $0.25 per share of

          Company  Common  Stock.  The number of shares of Company  Common Stock issuable upon conversion of this Note and the above  conversion  price shall be subject to adjustment  as follows:  In case the Company shall

          (A) pay a dividend in Company Common Stock or make a  distribution  in

          Company  Common Stock,  (B) subdivide its  outstanding  Company Common

          Stock, (C) combine its outstanding Company Common Stock into a smaller

          number  of  shares  of  Company   Common   Stock,   or  (D)  issue  by

          reclassification  of Company  Common  Stock  other  securities  of the

          Company, then the conversion price and the number of shares of Company

          Common Stock issuable open conversion of this Note  immediately  prior thereto shall be proportionately  adjusted so that the Holder shall be entitled to receive the kind and number of shares or other  securities of the Company  which it would have owned or would have been  entitled to  receive  immediately  after  the  happening  of any of the  events described  above had this Note been converted at the conversion  price in effect  immediately  prior to the  happening  of such  event or any record date with respect thereto and where adjustment made pursuant to


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

          this Section  5(a)(i)  shall become  effective  immediately  after the effective  date of such event  retroactive to the record date, if any,

          for such event.  For the  purpose of this  Section  5(a)(i),  the term

          "Company Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Note,  or (ii) any

          other   class  of  stock   resulting   from   successive   changes  or

          reclassifications of such Common Stock consisting solely of changes in par value,  or from par value to no par value, or from no par value to par value; OR

     (ii) Common Stock of Accentia,  Inc., a Florida  corporation  ("Accentia"),

          which is restricted as to transfer under state and federal  securities laws,  equal to the Principal and accrued and unpaid interest  thereon being converted based upon a discount of twenty percent (20%) from the following  Accentia Common Stock value: (A) if Accentia's Common Stock is  publicly  traded,  the value of a share of Accentia  Common  Stock shall be an amount equal to the IPO  offering  price  thereof,  before discount or commission, as stated in the final prospectus for Accentia

          Common Stock or in the  alternative or (B) if Accentia's  Common Stock is not publicly trading, the value of a share of Accentia Common Stock

          shall  be  determined  by  appraisal  by  an  independent   nationally

          recognized  valuation  firm  selected  by the  Board of  Directors  of

          Accentia.   Such  appraisal   determination  shall  be  set  forth  in

          reasonable  detail in a written notice to Holder and,  absent manifest error or fraud,  shall be binding on Accentia  and  Holder;  provided,

          however,  that the  Holder  shall  have the  right to  object  to such determination by providing written notice (the "Objection  Notice") to

          Accentia  within five (5)  business  days of Holder's  receipt of such written notice of such  determination.


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

          Provided  Holder  delivers the  Objection  Notice within such five (5)

          business  day  period,  then,  within  a  further  period  of ten (10)

          business days (the "Settlement  Period"),  Accentia and Holder and, if

          desired,  their  accountants will attempt to resolve in good faith any disputed  items and reach a written  agreement  with respect  thereto.

          Failing  such  resolution,  the  unresolved  disputed  items  will  be referred for final  binding  resolution to an  independent  nationally recognized firm of certified  public  accountants (the "Sole Arbiter")

          mutually  acceptable to Accentia,  on the one hand, and Holder, on the other hand. In the event that Accentia and Holder are unable to select the Sole Arbiter  within five (5) business  days  following the end of the Settlement Period,  then each of Accentia and Holder shall have an additional  five (5)  business  days to select  (and  provide  written notice  of such  selection  to the  other) an  independent  nationally recognized firm of certified public accountants.  Each such firm shall be referred  to,  respectively,  as the "First  Arbiter"  (selected by

          Accentia) and the "Second  Arbiter"  (selected by Holder).  Within ten

          (10)  business  days  following the selection of the First Arbiter and the Second  Arbiter,  the First  Arbiter and the Second  Arbiter shall select (and  provide  written  notice to  Accentia  and Holder of such selection) a third independent nationally recognized firm of certified public  accountants  (the  "Third  Arbiter").  For  purposes  of  this

          Agreement, the "Arbiter" shall mean (1) the Sole Arbiter or (2) in the case that Accentia and Holder cannot agree upon the Sole Arbiter,  the

          First Arbiter, Second Arbiter and Third Arbiter collectively; provided that if either Holder or Accentia fails to select the First Arbiter or the Second Arbiter, respectively,  then the Sole Arbiter (and thus the

          "Arbiter")  shall be deemed to be the First  Arbiter in the case where

          Holder failed to make the

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

          selection and the Second Arbiter in the case where Accentia  failed to make the selection.  In the case where the Arbiter consists of a First

          Arbiter,  Second Arbiter and Third Arbiter, the decision of a majority

          of  the  First  Arbiter,   Second  Arbiter  and  Third  Arbiter  shall

          constitute  the  decision  of the  Arbiter  hereunder.  The  fees  and expenses of the Arbiter shall be borne by the non-prevailing party. In making such determination (the "Arbiter's Determination"), the Arbiter shall determine only those items in dispute and may not assign a value to any disputed  item  greater  than the  greatest  value for such sum claimed by either  party or less than the  lowest  value for such item claimed by either party. The Arbiter's  Determination  shall be (I) in writing,  (II) furnished to Accentia and Holder as soon as practicable after the items in dispute  have been  referred to the Arbiter (but in no event later than ten (10) business days after such referral), (III)

          made in  accordance  with  generally  accepted  accounting  principles consistently  applied, and (IV)  non-appealable.  The number of shares

          Accentia  Common Stock issuable open  conversion of this Note shall be subject to  adjustment as follows:  In case  Accentia  shall (w) pay a dividend in Accentia  Common Stock or make a distribution  in Accentia

          Common Stock, (x) subdivide its outstanding Accentia Common Stock, (y)

          combine its outstanding Accentia Common Stock into a smaller number of shares of Accentia Common Stock, or (z) issue by  reclassification  of

          Accentia  Common  Stock  other   securities  of  Accentia,   then  the

          conversion  price and the number of shares issuable open conversion of this Note immediately prior thereto shall be proportionately  adjusted so that the Holder shall be entitled to receive


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

          the kind and number of shares or other securities of Accentia which it would have owned or would have been  entitled  to receive  immediately after the happening of any of the events described above had this Note been  converted been  exercised at the  conversion  price  immediately prior to the  happening  of such event or any record date with respect thereto.  Any adjustment made pursuant to this Section  5(a)(ii) shall become  effective  immediately  after the effective date of such event retroactive  to the  record  date,  if any,  for such  event.  For the purpose of this Section  5(a)(ii),  the term  "Accentia  Common Stock"

          shall mean (xx) the class of stock  designated  as the Common Stock of

          Accentia  at the date of this Note,  or (yy) any other  class of stock resulting from successive changes or  reclassifications of such Common

          Stock consisting  solely of changes in par value, or from par value to no par value, or from no par value to par value.


     (b)  Such exercise shall be made by irrevocable written notice (accompanied with this Note),  addressed to the Company at its Executive Offices at

          8500 Evergreen  Blvd.  Minneapolis MN 55433 with notice to Accentia at its Executive Offices at 5310 Cypress Center Drive,  Suite 101, Tampa,

          Florida 33609.

7.   Miscellaneous.  Notwithstanding any provision herein or in any documents or instrument  now or hereafter  securing this Note,  the total  liability for payments  in the nature of  interest  shall not exceed the limits now or at any time in the future imposed by the  applicable  laws of the State of New

     York. This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements  entered into and to be performed entirely within such State. Andrews Alexander Wise & Co. (AAW)

     has been  granted  compensation  in the form of the  repricing  of  certain

     Warrants

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

     previously  issued to AAW for its efforts in assisting BioVest in informing

     Noteholders  of their rights to elect to  restructure  their  investment to accept this form of Promissory Note.





     IN WITNESS WHEREOF,  this Note has been executed as of the date first above written.

                                        BIOVEST INTERNATIONAL, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                        ACCENTIA, INC. (solely with respect to
                                        Sections 6(a)(ii) and 7 above)

                                        By:
                                             -----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                        Peter J. Pappas, Sr., Holder


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